Exhibit 5.2

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE

To:	British American Tobacco p.l.c. Globe House 4 Temple Place London WC2R 2PG
2 August 2023

Our Ref	L-339781
(i) U.S.$1,000,000,000 5.931 per cent. Notes due 2029 (the “BATIF Notes”) of B.A.T. International Finance p.l.c. (“BATIF”) and guaranteed by British American Tobacco p.l.c. (“British American Tobacco”), B.A.T Capital Corporation (“BATCAP”), Reynolds American Inc. (“RAI”) and B.A.T. Netherlands Finance B.V. (“BATNF”) and (ii) U.S.$1,000,000,000 6.343 per cent. Notes due 2030 (the “BATCAP 2030 Notes”), U.S.$1,250,000,000 6.421 per cent. Notes due 2033 (the “BATCAP 2033 Notes”), U.S.$750,000,000 7.079 per cent. Notes due 2043 (the “BATCAP 2043 Notes”) and U.S.$1,000,000,000 7.081 per cent. Notes due 2053 (the “BATCAP 2053 Notes” and, together with the BATCAP 2030 Notes, the BATCAP 2033 Notes, the BATCAP 2043 Notes, the “BATCAP Notes” and, together with the BATIF Notes, the “Notes”) of BATCAP (and, together with BATIF, the “Issuers” and each an “Issuer”) and guaranteed by British American Tobacco, BATIF, RAI, and BATNF (and, together with British American Tobacco, BATIF (where it is not an Issuer), BATCAP (where it is not an Issuer), RAI, and BATNF, the “Guarantors”) issued pursuant to the registration statement of British American Tobacco, BATCAP and BATIF on Form F-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on 1 July 2022 (the “Registration Statement”)
1We have acted as English legal advisers to the Issuers and the Guarantors in connection with the issue of the Notes and the giving of the guarantees (the “Guarantees”) by the Guarantors in respect of the Notes and have taken instructions solely from the Issuers and the Guarantors.
2This opinion is limited to English law as applied by the English courts and in effect on the date of this opinion. It is given on the basis that it, and all matters relating to it, will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular, we express no opinion herein with regard to any system of law (including, for the avoidance of doubt, the federal laws of the United States of America and the laws of the State of New York) other than the laws of England as currently applied by the English courts.
3For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.
This communication is confidential and may be privileged or otherwise protected by work product immunity.
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4We have assumed that:
4.1all copy documents conform to the originals and all originals are genuine and complete
4.2each signature is the genuine signature of the individual concerned
4.3(except in the case of BATIF and British American Tobacco) all relevant documents are within the capacity and powers of, and have been validly authorised by, each party
4.4(in the case of each party) those documents have been or (in the case of the Notes and the Guarantees) will be validly executed and delivered by the relevant party
4.5each of the meetings of the Board of Directors of British American Tobacco held on 3 June 2019, 29 July 2020 and 24 May 2022 and the meetings of the Board of Directors of BATIF held on 17 June 2019, 18 September 2020 and 29 June 2022, respectively, (in respect of which a certified extract of each of the Minutes has been supplied to us) was duly convened, constituted and quorate and the resolutions referred to in each of the Minutes were validly passed and remain in full force and effect without modification and
4each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law.
5References in this opinion to:
5.1the “Programme Documents” are to the Underwriting Agreements and the Indentures.
6Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above and subject to the qualifications in paragraph 7 below and to any matters not disclosed to us, we are of the following opinion:
6.1BATIF has been incorporated and is existing as a company with limited liability under the laws of England.
6.2BATIF has corporate power to enter into and to perform its obligations under the Programme Documents and has taken all necessary corporate action to authorise its execution, delivery and performance of the Programme Documents.
6.3British American Tobacco has been incorporated and is existing as a company with limited liability under the laws of England.
6British American Tobacco has corporate power to enter into and to perform its obligations under the Programme Documents and has taken all necessary corporate action to authorise its execution, delivery and performance of the Programme Documents.
7This opinion is subject to the following:
7.1It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement or the Prospectus Supplement, or that no material facts have been omitted from them.
7.2We express no opinion as to compliance or otherwise with any financial limitations on borrowings or the giving of guarantees by BATIF contained in BATIF’s Articles of Association or any financial limitations on borrowings or the giving of guarantees by British American Tobacco contained in British American Tobacco’s Articles of Association.
7.3We express no opinion as to compliance or otherwise with the limitation on the maximum aggregate principal amount of the debt securities which have been authorised by the Issuers with respect to the Registration Statement.
7.4To the extent it relates to United Kingdom stamp duties any undertaking or indemnity may be void under Section 117 of the Stamp Act 1891.
7.5An English court may refuse to give effect to any contractual provision concerning payment of the costs of enforcement or litigation brought before an English court.
7.6An English court may, or may be required to, stay proceedings or decline jurisdiction in certain circumstances - for example, if proceedings are brought elsewhere.
7.7We express no opinion as to the effect of any sanctions or other similar restrictive measures in relation to any party to the Programme Documents or the Notes or any transaction contemplated thereby.
7.8Effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of a contract have to be or have been performed, in so far as those provisions render the performance of the contract unlawful. In such circumstances, the relevant obligations may not be enforceable.
7.9The English courts may have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.
7The English courts may not be restricted from applying overriding provisions of English law and if there is a provision of New York law that is manifestly incompatible with English public policy, it is possible that the English courts may not apply it.
8This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations, consents and opinions referred to in the Schedule to this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion.
9We hereby consent to the filing of this opinion with the SEC as an exhibit to British American Tobacco’s current report on Form 6-K filed on 2 August 2023 and to the incorporation by reference of this opinion into the Registration Statement. We also consent to the reference to us made under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement and the Prospectus Supplement. In giving this consent we do not admit that we are within the category of persons whose consent is required within section 7 of the United States Securities Act of 1933 or the rules and regulations of the SEC thereunder.

Yours faithfully

/s/ Linklaters LLP
Linklaters LLP

SCHEDULE
1A certified copy of the Memorandum and Articles of Association of BATIF.
2A certified extract of the Minutes of a Meeting of the Board of Directors of BATIF held on (i) 17 June 2019, (ii) 18 September 2020 and (iii) 29 June 2022.
3A certified copy of the Memorandum and Articles of Association of British American Tobacco.
4A certified extract from the Minutes of a Meeting of the Board of Directors of British American Tobacco held on (i) 3 June 2019, (ii) 29 July 2020 and (iii) 24 May 2022.
5A copy of the Prospectus Supplement dated 31 July 2023 (the “Prospectus Supplement”).
6Registration Statement.
7Underwriting Agreement dated 31 July 2023 between BATCAP, as Issuer, the Guarantors, BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Santander US Capital Markets LLC, Wells Fargo Securities, LLC and the other underwriters party to the Underwriting Agreements referred to below (together, the “Underwriters”) relating to the purchase and sale of the BATCAP Notes (the “BATCAP Underwriting Agreement”).
8Underwriting Agreement dated 31 July 2023 between BATIF, as Issuer, the Guarantors and the Underwriters relating to the purchase and sale of the BATIF Notes (the “BATIF Underwriting Agreement” and, together with the BATCAP Underwriting Agreement, the “Underwriting Agreements”).
9Indenture dated 6 September 2019 between BATCAP, as Issuer, British American Tobacco, BATIF, BATNF and RAI, each as a guarantor, the Trustee and Citibank, N.A. as initial paying agent, authentication agent, transfer agent, registrar and calculation agent (in each such several capacities as the “Paying Agent”, “Authentication Agent”, “Transfer Agent”, “Registrar” and “Calculation Agent”) relating to the Notes issued by BATCAP (the “BATCAP Base Indenture”).
10Supplemental Indenture No. 16 dated 2 August 2023 between BATCAP, as Issuer, British American Tobacco, BATIF, BATNF and RAI, each as a guarantor, the Trustee and Citibank, N.A. as paying agent, authentication agent, transfer agent, registrar and calculation agent (in each such several capacities as the “Paying Agent”, “Authentication Agent”, “Transfer Agent”, “Registrar” and “Calculation Agent”) relating to the BATCAP 2030 Notes (the “BATCAP 2030 Notes Indenture”).
11Supplemental Indenture No. 17 dated 2 August 2023 between BATCAP, as Issuer, British American Tobacco, BATIF, BATNF and RAI, each as a guarantor, the Trustee and Citibank, N.A. as paying agent, authentication agent, transfer agent, registrar and calculation agent (in each such several capacities as the “Paying Agent”, “Authentication Agent”, “Transfer Agent”, “Registrar” and “Calculation Agent”) relating to the BATCAP 2033 Notes (the “BATCAP 2033 Notes Indenture”).
12Supplemental Indenture No. 18 dated 2 August 2023 between BATCAP, as Issuer, British American Tobacco, BATIF, BATNF and RAI, each as a guarantor, the Trustee and Citibank, N.A. as paying agent, authentication agent, transfer agent, registrar and calculation agent (in each such several capacities as the “Paying Agent”, “Authentication Agent”, “Transfer Agent”, “Registrar” and “Calculation Agent”) relating to the BATCAP 2043 Notes (the “BATCAP 2043 Notes Indenture”).
13Supplemental Indenture No. 19 dated 2 August 2023 between BATCAP, as Issuer, British American Tobacco, BATIF, BATNF and RAI, each as a guarantor, the Trustee and Citibank, N.A. as paying agent, authentication agent, transfer agent, registrar and calculation agent (in each such several capacities as the “Paying Agent”, “Authentication Agent”, “Transfer Agent”, “Registrar” and “Calculation Agent”) relating to the BATCAP 2053 Notes (the “BATCAP 2053 Notes Indenture”).
14Indenture dated 25 September 2020 between BATIF, as Issuer, British American Tobacco, BATCAP, BATNF and RAI, each as a guarantor, the Trustee and Citibank, N.A. as initial paying agent, authentication agent, transfer agent, registrar and calculation agent (in each such several capacities as the “Paying Agent”, “Authentication Agent”, “Transfer Agent”, “Registrar” and “Calculation Agent”) relating to the Notes issued by BATIF (the “BATIF Base Indenture”).
15Supplemental Indenture No. 3 dated 2 August 2023 between BATIF, as Issuer, British American Tobacco, BATCAP, BATNF and RAI, each as a guarantor, the Trustee and Citibank, N.A. as paying agent, authentication agent, transfer agent, registrar and calculation agent (in each such several capacities as the “Paying Agent”, “Authentication Agent”, “Transfer Agent”, “Registrar” and “Calculation Agent”) relating to the BATIF Notes (the “BATIF Notes Indenture”, and together with the BATCAP Base Indenture, the BATCAP 2030 Notes Indenture, the BATCAP 2033 Notes Indenture, the BATCAP 2043 Notes Indenture, the BATCAP 2053 Notes Indenture and the BATIF Base Indenture, the “Indentures”).